Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Appoints Mark R. Bell to Board of Directors

COLUMBUS, GA – October 3, 2011 – Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today announced the appointment of Mark R. Bell, to its board of directors. In addition, Mr. Bell has been appointed to serve on the Audit Committee of the Board of Directors. Mr. Bell’s election to the Board of Directors was effective on October 1, 2011.

Mr. Bell, 66, is a retired senior partner at Pricewaterhouse Coopers, LLP and Arthur Anderson, LLP and has over 36 years of experience in the energy, utility and telecom industries. Mr. Bell has provided a wide range of professional services to numerous Fortune 500 and mid cap companies during his professional career including advising on mergers and acquisitions. Currently, Mr. Bell serves as a director and Audit Committee Chairman of Reliability First Corporation, a not-for-profit company whose mission is to serve and enhance electric service reliability and security and as a director and Audit Committee Chairman of TRX Corporation, a global technology company specializing in travel technology and data services.

Carmike Cinemas President and Chief Executive Officer David Passman said, “Mr. Bell’s vast financial expertise and experience in a wide array of industries will undoubtedly be an asset to our Corporation. As Carmike looks to grow its circuit, we are confident that Mark will make a valuable contribution.”

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2011, Carmike had 235 theatres with 2,215 screens in 36 states. Carmike’s digital cinema footprint reached 2,083 screens, including 207 theatres with 724 screens that are also equipped for 3-D. Carmike’s focus for its theatre locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the Company’s strategies and operating goals. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Joseph Jaffoni	Richard B. Hare
Jaffoni& Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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